Exhibit 99.1

Katie A. Lorenson, Chief Financial Officer 952.417.3725 (Office)

FOR IMMEDIATE RELEASE

ALERUS FINANCIAL CORPORATION ANNOUNCES CLOSING OF
INITIAL PUBLIC OFFERING

GRAND FORKS, N.D. (September 17, 2019) — Alerus Financial Corporation (“Alerus”) announced today that it has completed its previously announced initial public offering.  In the offering, Alerus sold 2,860,000 shares at an initial public offering price of $21.00 per share, resulting in net proceeds to Alerus, after deducting underwriting discounts and commissions and estimated offering expenses, of $54.5 million. Alerus also granted the underwriters a 30-day option to purchase up to an additional 429,000 shares of its common stock at the initial public offering price, less the underwriting discount.  The shares began trading on the Nasdaq Capital Market on Friday, September 13, 2019, under the symbol “ALRS.”

Raymond James & Associates, Inc. and D.A. Davidson & Co. served as joint book-running managers in the offering, and Piper Jaffray & Co. served as co-manager. Copies of the final prospectus related to the offering may be obtained from:  Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863, or by e-mail at prospectus@raymondjames.com; or D.A. Davidson & Co., Attention: Syndicate, 8 Third Street North, Great Falls, Montana 59401, or by telephone at (800) 332-5915.

A registration statement on Form S-1 relating to these securities was declared effective by the U.S. Securities and Exchange Commission on September 12, 2019. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Alerus Financial Corporation

Alerus is a diversified financial services company headquartered in Grand Forks, North Dakota.  Through its subsidiary Alerus Financial, National Association, Alerus offers innovative and comprehensive financial solutions to businesses and consumers through four distinct business lines—banking, retirement and benefit services, wealth management and mortgage.  Alerus has full-service banking offices located in the states of North Dakota, Minnesota, specifically the Minneapolis-St. Paul-Bloomington metropolitan statistical area, and Arizona, specifically the Phoenix-Mesa-Scottsdale metropolitan statistical area.  Alerus offers banking, retirement and benefits, wealth management and mortgage products and services at each of its full-service banking offices.  In addition to the offices located in its banking markets, Alerus’ retirement and benefit services business administers plans in all 50 states through offices located in Michigan, Minnesota and New Hampshire.  As of June 30, 2019, Alerus had $2.2 billion of total assets, $1.8 billion of total deposits and total stockholders’ equity of $213.8 million, including shares owned by its employee stock ownership plan.  In addition, as of June 30, 2019, Alerus had $27.9 billion of assets under administration and $5.3 billion of assets under management.

Forward-Looking Statements

This press release includes “forward-looking statements,” including with respect to the proposed initial public offering.  Forward-looking statements are subject to many risks and uncertainties, including, but not limited to, changes in general economic, business and political conditions, including changes in the financial markets, and other risks detailed in “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the registration statement.  Potential investors should note that the forward-looking statements included in this press release are not a guarantee of future results, and that actual events may differ materially from those made in or suggested by the forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Any forward-looking statements presented herein are made only as of the date of this press release, and Alerus does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.